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                                                                    EXHIBIT 23.4




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 30, 2000 (except with respect to the matter discussed in Note J, which is as of May 5, 2000) included in Viasource Communications, Inc.'s previously filed Form S-1 Registration Statement (File No. 333-38476) dated August 18, 2000, for the year ended January 1, 2000 and to all references to our Firm included in this registration statement.



                                    /s/ FELSING, RANKIN & CO., P.A.



Longwood, Florida
August 22, 2000